Exhibit 10.3

GUARANTY AGREEMENT

Dated as of November 14, 2008

by

EACH GUARANTOR PARTY HERETO

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Administrative Agent

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”), dated as of November 14, 2008, is made by HI-SPEED MEDIA, INC., a California corporation, WEB MARKETING HOLDINGS, LLC, a Delaware limited liability company, WEB CLIENTS, LLC, a Delaware limited liability company, I-DEAL DIRECT INTERACTIVE, LLC, a Pennsylvania limited liability company, MEZI MEDIA, INC., a California corporation, SEARCH123.COM INC., a California corporation, MEDIAPLEX, INC., a Delaware corporation, BE FREE, INC., a Delaware corporation, COMMISSION JUNCTION, INC., a Delaware corporation, and each of the other entities which becomes a party hereto pursuant to Section 4.15 hereof (each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders as defined in the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

A. Each of the Guarantors is in the same corporate family as VALUECLICK, INC., a Delaware corporation (the “Borrower”);

B. The Borrower has entered into that certain Credit Agreement, dated of November 14, 2008 (as the same from time to time hereafter may be amended, modified, supplemented or restated, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto from time to time, and the Administrative Agent, pursuant to which the Lenders have agreed to extend loans and other financial accommodations to the Borrower for the purposes, and on the terms and subject to the conditions, set forth in the Credit Agreement.

C. The Lenders are willing to make and maintain loans and other financial accommodations to the Borrower on and after the date of the Credit Agreement, but only upon the condition, among others, that the Guarantors shall have executed and delivered this Guaranty to the Administrative Agent.

D. To induce the Administrative Agent and the Lenders to enter into, and to extend credit under, the Credit Agreement and the other Credit Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor has agreed to guarantee the Guaranteed Obligations upon the terms and conditions of this Guaranty.

E. Each Guarantor has obtained and may in the future obtain working capital and loans needed for its operations from the Borrower, and the Borrower will have access to credit under the Credit Agreement to obtain funds to provide and lend to such Guarantors. In addition, all Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrower, as the result of financial or business support which will be provided to the Guarantors by the Borrower.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS.

1.01. Definitions. Unless otherwise defined herein, all capitalized terms used in this Guaranty that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. In addition, the following terms shall have the following meanings under this Guaranty:

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Guaranteed Obligations” shall mean (a) any and all Obligations of the Borrower, (b) any and all obligations of the Borrower for the performance of its agreements, covenants and undertakings under or in respect of the Credit Documents, and (c) any and all other obligations of the Borrower for the payment of all amounts, liabilities and indebtedness (whether for principal, interest, reimbursement, fees, charges, indemnification or otherwise) now or in the future owed to the Administrative Agent, the Lenders or any such Person individually, and for the performance by the Borrower of its agreements, covenants and undertakings, in each case under or in respect of any and all of the Credit Documents and the Lender Rate Contracts, it being acknowledged by each Guarantor that such other obligations may arise or be created, incurred or assumed at any time and from time to time and in such manner and such circumstances and with such terms and provisions as the Borrower, the Administrative Agent and the Lenders or any such Person individually may agree without notice or demand of any kind or nature whatsoever to the Guarantors. The Guaranteed Obligations shall include interest accruing at the then applicable rate provided in the Credit Agreement after the maturity thereof and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Loan Party thereunder or any Obligor whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding. Each Guarantor acknowledges that some extensions of credit under the Credit Agreement may be available on a revolving basis.

“Obligor” shall mean any additional or separate guarantor, surety or other Person that is directly or indirectly liable for all or a portion of the Guaranteed Obligations or who has provided security for the Guaranteed Obligations.

1.02. Interpretation. The rules of interpretation set forth in Article I of the Credit Agreement shall, to the extent not inconsistent with the terms of this Guaranty, apply to this Guaranty and are hereby incorporated by reference.

SECTION 2. THE GUARANTEE.

2.01.	Guarantee Provisions.

(a) Guarantee. Each Guarantor hereby absolutely, irrevocably and unconditionally guarantees to the Administrative Agent and each Lender the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Guaranteed Obligations in each case strictly in accordance with their terms. Each Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed Obligations, such Guarantor will immediately pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guaranty is absolute, irrevocable and unconditional in nature and is made with respect to any and all Guaranteed Obligations now existing or in the future arising. Each Guarantor’s liability under this Guaranty shall continue until indefeasible payment in cash of all Guaranteed Obligations. This Guaranty is a guarantee of due and punctual payment and performance and not of collectibility.

(b) Savings Clause. If under any applicable law (including without limitation state and Federal fraudulent transfer laws) the obligations of any Guarantor under Section 2.01(a) would otherwise be held or determined to be void, invalid or unenforceable or if the claims of the Lenders in respect of such obligations would be subordinated to the claims of any other creditors on account of such Guarantor’s liability under Section 2.01(a), then, notwithstanding any other provision of this Guaranty to the contrary, the amount of the liability of such Guarantor shall, without any further action by the Guarantors, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. Each Guarantor agrees that it has obtained and may in the future obtain working capital and loans needed for its operations from the Borrower, and the Borrower will have access to credit under the Credit Agreement to obtain funds to provide and lend to such Guarantors. In addition, all Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrower, as the result of financial or business support which will be provided to the Guarantors by the Borrower.

(c) Joint and Several Obligations. The obligations and liability of the Guarantors under this Guaranty are joint and several. Except as expressly set forth in Section 2.01(b), the liability of the Guarantors is not limited in any respect.

2.02. Acknowledgments, Agreements; Waivers and Consents. Each Guarantor acknowledges that the obligations undertaken by it under this Guaranty involve the guarantee of obligations of Persons other than such Guarantor and that such obligations of each Guarantor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Guarantor agrees that:

(a) Without affecting the enforceability or effectiveness of this Guaranty in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Guaranty, the Administrative Agent and the Lenders may, at any time and from time to time and without notice or demand of any kind or nature whatsoever to or on any Guarantor:

(i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the principal portion of, or rate or rates of interest on, all or any part of the Guaranteed Obligations);

(ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Credit Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Credit Document or any such other instrument or any term or provision of the foregoing;

(iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Credit Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

(iv) accept or receive (including from any Obligor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

(v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any Obligor);

(vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any Obligor) for or relative to all or any part of the Guaranteed Obligations;

(vii) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit or the obligations of any Obligor) to all or any part of the Guaranteed Obligations in such manner and extent as the Administrative Agent or any Lender may in its sole discretion determine;

(viii) release any Person (including any Obligor or other Guarantor) from any liability with respect to all or any part of the Guaranteed Obligations;

(ix) settle, compromise, release, waive, liquidate or enforce upon such terms and in such manner as the Administrative Agent or the Lenders may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee of (including any letter of credit issued with respect to) all or any part of the Guaranteed Obligations (including with any Obligor);

(x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the existence of the Borrower, any Loan Party or any other Person (including any Obligor);

(xi) proceed against the Borrower, such Guarantor, any other Guarantor or any Obligor of (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Administrative Agent and the Lenders under the Credit Documents or otherwise in such order and such manner as the Administrative Agent or any Lender may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Guaranty as to such Guarantor;

(xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;

(xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Administrative Agent or any Lender may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Administrative Agent or any Lender a party in possession in contemplation of law, except at its option);

(xiv) enter into such other transactions or business dealings with the Borrower, any other Loan Party, any Obligor or Affiliate thereof of all or any part of the Guaranteed Obligations as the Administrative Agent or any Lender may desire; and

(xv) do all or any combination of the actions set forth in this Section 2.02(a).

(b) The enforceability and effectiveness of this Guaranty and the liability of such Guarantor, and the rights, remedies, powers and privileges of the Administrative Agent and the Lenders, under this Guaranty shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives any defense now or in the future arising (other than a defense that the Guaranteed Obligations have been indefeasibly paid in full in cash), by reason of:

(i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Credit Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;

(ii) any disability or other defense with respect to all or any part of the Guaranteed Obligations of the Borrower, or any Obligor with respect to all or any part of the Guaranteed Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such Obligor;

(iii) the illegality, invalidity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;

(iv) the cessation, for any cause whatsoever (including, without limitation, release, expiration, termination or the unenforceability of the underlying documentation), of the liability of the Borrower, any other Loan Party or any Obligor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.05, by reason of the full payment and performance of all Guaranteed Obligations);

(v) any failure of the Administrative Agent or any Lender to marshal assets in favor of the Borrower or any other Person (including any Obligor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrower, any other Loan Party, any Obligor with respect to all or any part of the Guaranteed Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other liability of such Guarantor under this Guaranty, neither the Administrative Agent nor any Lender being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under any Credit Document;

(vi) any failure of the Administrative Agent or any Lender to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Borrower, such Guarantor or any other Person (including any Obligor) (except for any such notice expressly required to be given to such Guarantor by the Administrative Agent pursuant to the Credit Documents) or any defect in, or any failure by such Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

(vii) any failure of the Administrative Agent or any Lender to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;

(viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of such Guarantor or may preclude such Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from the Borrower, any Obligor or any other Person and even though the Borrower may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

(ix) any act or omission of the Administrative Agent, any Lender or any other Person that directly or indirectly results in or aids the discharge or release of the Borrower, any Loan Party or any Obligor of all or any part of the Guaranteed Obligations or any security or guarantee for all or any part of the Guaranteed Obligations by operation of law or otherwise;

(x) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation;

(xi) the possibility that the obligations of the Borrower to the Administrative Agent and the Lenders may at any time and from time to time exceed the aggregate liability of such Guarantor under this Guaranty;

(xii) any counterclaim, set-off or other claim which the Borrower, any Loan Party, any Obligor or any other Person has or alleges to have with respect to all or any part of the Guaranteed Obligations;

(xiii) any failure of the Administrative Agent or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person.

(xiv) the election by the Administrative Agent or any Lender in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the Bankruptcy Code;

(xv) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code;

(xvi) any use of cash collateral under Section 363 of the Bankruptcy Code;

(xvii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

(xviii) the avoidance of any Lien in favor of the Administrative Agent or any Lender for any reason;

(xix) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

(xx) any change in the corporate existence, structure or ownership of the Borrower, any other Loan Party or any Obligor;

(xxi) any action taken by the Administrative Agent or any Lender, whether similar or dissimilar to any of the foregoing, that is authorized by this Section 2.02 or otherwise in this Guaranty or by any other provision of any Credit Document or any omission to take any such action; or

(xxii) any other circumstance whatsoever, whether similar or dissimilar to any of the foregoing, that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(c) Each Guarantor hereby waives (i) any right of redemption with respect to the collateral or security for the Guaranteed Obligations or for this Guaranty after the sale thereof, and all rights, if any, of marshalling of the collateral or security for the Guaranteed Obligations or for this Guaranty, (ii) any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to pursue any remedy in the Administrative Agent’s or any Lender’s power whatsoever, (iii) presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever with respect to the payment or performance of the Guaranteed Obligations or the amount thereof or any payment or performance by any Guarantor hereunder and (iv) all rights to revoke this Guaranty at any time, and all rights to revoke any agreement executed by such Guarantor at any time to secure the payment and performance of such Guarantor’s obligations under this Guaranty.

(d) Each Guarantor waives all rights and defenses arising out of an election of remedies by the Administrative Agent and the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to collateral or security for the Guaranteed Obligations, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal.

(e) Each Guarantor expressly waives, for the benefit of the Administrative Agent and the Lenders, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations (except notices expressly required to be given to such Guarantor by the Administrative Agent pursuant to the Credit Documents), and all notices of acceptance of this Guaranty or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations; provided that such waiver of counterclaims shall not prevent such Guarantor from asserting in a separate action any claim that is available to the primary obligor in respect of the Guaranteed Obligations due to a breach by the Administrative Agent and the Lenders of their obligations under the Credit Documents; provided further that no such claim shall excuse such Guarantor from its obligations to pay the Guaranteed Obligations pursuant to Section 2 hereof). Each Guarantor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent not prohibited by applicable law.

(f) Each Guarantor represents and warrants to the Administrative Agent and the Lenders that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Borrower and its properties on a continuing basis and that such Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Borrower and its properties. Each Guarantor further represents and warrants that it has reviewed and approved each of the Credit Documents and is fully familiar with the transaction contemplated by the Credit Documents and that it will in the future remain fully familiar with such transaction and with any new Credit Documents and the transactions contemplated by such Credit Documents. Each Guarantor hereby expressly waives and relinquishes any duty on the part of the Administrative Agent or the Lenders (should any such duty exist) to disclose to the such Guarantor or any other Obligor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Borrower or its properties or to any Credit Document or the transactions undertaken pursuant to, or contemplated by, any such Credit Document, whether now or in the future known by the Administrative Agent or any Lender.

(g) Each Guarantor intends that its rights and obligations shall be those expressly set forth in this Guaranty and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Guaranty.

(h) Each Guarantor acknowledges and agrees that there may be additional guaranty or security agreements or similar documents executed by other Obligors in respect of all or a portion of the Guaranteed Obligations and the existence of any such guaranty or security agreement or similar document shall not in any way impair, reduce or limit such Guarantor’s obligations hereunder.

(i) Without limiting the generality of any other provision hereof, each Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower, any Guarantor or any Obligor or the inability of the Borrower, any Guarantor or any Obligor to pay its debts as they mature, or an assignment by the Borrower, any Guarantor or any Obligor for the benefit of creditors, or the institution of any proceeding by or against the Borrower, any Guarantor or any Obligor alleging that the Borrower, any Guarantor or any Obligor is insolvent or unable to pay its debts as they mature (including any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding), or the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the Borrower, any Guarantor or any Obligor, each Guarantor will pay to the Administrative Agent for the benefit of itself and the Lenders forthwith the full amount which would be payable hereunder by such Guarantor if all of the Guaranteed Obligations were then due and payable, whether or not such event occurs at a time when any of the Guaranteed Obligations are otherwise due and payable.

2.03. Understanding With Respect to Waivers and Consents. Each Guarantor represents, warrants and agrees that each of the waivers and consents set forth in this Guaranty is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor or any other Obligor otherwise may have against the Borrower, the Administrative Agent, any Lender or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent not prohibited by law.

2.04. Subrogation. Each Guarantor hereby agrees that, until the indefeasible payment in cash and satisfaction in full of all of the Guaranteed Obligations (other than unmatured indemnity obligations which by their express terms survive the termination of the Credit Documents and in connection with which no claim has been made) and the expiration and termination of the commitments of the Lenders under the Credit Documents, it shall not exercise any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Bankruptcy Code) against the Borrower, any other Guarantor or any Obligor of all or any part of the Guaranteed Obligations or any collateral or security for all or any part of the Guaranteed Obligations by reason of any payment or other performance pursuant to the provisions of this Guaranty and, if any amount shall be paid to such Guarantor on account of such rights, remedies, powers or privileges, it shall hold such amount in trust for the benefit of, and pay the same over to, the Administrative Agent (for the benefit of the Lenders) on account of the Guaranteed Obligations. Each Guarantor understands that the exercise by the Administrative Agent or any Lender of any right, remedy, power or privilege that it may have under the Credit Documents, any agreement, collateral or security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations or otherwise may affect or eliminate such Guarantor’s or any Obligor’s right of subrogation or similar recovery against the Borrower, any other Guarantor, any Obligor or any collateral or security and that such Guarantor may therefore incur partially or totally nonreimbursable liability under this Guaranty. Nevertheless, each Guarantor hereby authorizes and empowers the Administrative Agent and the Lenders to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges.

2.05. Reinstatement. The obligations of each Guarantor under this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment to the Administrative Agent or any Lender by or on behalf of the Borrower, any other Guarantor, any Obligor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all costs and expenses (including fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration.

2.06. Remedies. Each Guarantor hereby agrees that, between it on the one hand and the Administrative Agent and the Lenders on the other, the obligations of the Borrower under the Credit Agreement and the other Credit Documents may be declared to be forthwith (or may become automatically) due and payable as provided in the Credit Agreement for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Borrower) and that, in the event of such declaration (or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable for purposes of Section 2.01.

2.07. Separate Action. The Administrative Agent may bring and prosecute a separate action or actions against each Guarantor (or any one or more of them) whether or not the Borrower, any other Guarantor, any Loan Party, any other Obligor or any other Person is joined in any such action or a separate action or actions are brought against the Borrower, any other Guarantor, any Loan Party, any other Obligor, any other Person, or any collateral or security for all or any part of the Guaranteed Obligations. The obligations of each Guarantor under, and the effectiveness of, this Guaranty are not conditioned upon the existence or continuation of any other guarantee (including any letter of credit) of or collateral or security for all or any part of the Guaranteed Obligations.

2.08. Subordination.

(a) Each Guarantor agrees that the payment by the Borrower, any other Loan Party or any Obligor of any indebtedness in favor of such Guarantor (the “Subordinated Lender”) shall be subordinated and subject to the prior indefeasible payment in cash in full of all amounts payable by the Borrower, such other Loan Party or such Obligor under the Credit Agreement or this Guaranty, as the case may be, and any other Credit Document to which the Borrower, such other Loan Party or such Obligor is a party (“Senior Debt”) upon the terms of this Section.

(b) Upon any distribution of assets of the Borrower, a Loan Party or an Obligor to creditors upon a liquidation or dissolution of the Borrower, such Loan Party or such Obligor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower, or such Loan Party or such Obligor or its property, (i) the Administrative Agent and the Lenders shall be entitled to receive payment in full of all Senior Debt before the Subordinated Lender shall be entitled to receive any payment of principal of or interest on or any other amounts in respect of Indebtedness of the Borrower, or such Loan Party or such Obligor in favor of the Subordinated Lender (the “Subordinated Debt”); and (ii) until indefeasible payment in cash in full of the Senior Debt and the Commitments under the Credit Agreement shall have terminated, any distribution of assets of any kind or character to which the Subordinated Lender would otherwise be entitled shall be paid by the Borrower, such Loan Party or such Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agents or other person making such payment or distribution to, or if received by the Borrower, such Loan Party or such Obligor, shall be held for the benefit of and shall be forthwith paid or delivered to, the Administrative Agent for distribution to the Administrative Agent and the Lenders, as applicable.

(c) If the Subordinated Lender does not file proper claims or proofs of claim in the form required in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower, a Loan Party or an Obligor or its property prior to 45 days before the expiration of the time to file such claims, then (a) upon the request of the Administrative Agent, the Subordinated Lender shall file such claims and proofs of claim in respect of this instrument and execute and deliver such powers of attorney, assignments and other instruments as are required to enable the Administrative Agent and the Lenders to enforce any and all claims upon or in respect of the Subordinated Debt and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of Subordinated Debt, and (b) whether or not the Subordinated Lender shall take the action described in the preceding clause (a) the Administrative Agent and the Lenders shall nevertheless be deemed to have such powers of attorney as may be necessary for them to file appropriate claims and proofs of claim and otherwise exercise the powers described above.

(d) No right of the Administrative Agent or any Lender to enforce the terms of this Section shall be impaired by any act or failure to act by the Borrower, a Loan Party or an Obligor. Neither the terms of this Section nor the rights of the Administrative Agent and the Lenders hereunder shall be affected by any extension, renewal or modification of the terms of, or the granting of any security in respect of, any Senior Debt or any exercise or nonexercise of any right, power or remedy with respect thereto.

(e) Until the Senior Debt is paid in full and the Commitments under the Credit Agreement shall have terminated, the Subordinated Lender shall not exercise any right of subrogation that it may have now or hereafter as a result of its performance of this Guaranty.

(f) Nothing in this Section shall (i) impair, as between the Borrower, such Loan Party or such Obligor and the Subordinated Lender, the obligation of the Borrower, or such Loan Party or such Obligor, which is absolute and unconditional, to pay the principal of and interest on Subordinated Debt in accordance with its terms; (ii) affect the relative rights of the Subordinated Lender and creditors of the Borrower, or such Loan Party or such Obligor other than the Administrative Agent and the Lenders; or (iii) prevent the Subordinated Lender from exercising its available remedies upon an event of default under the Subordinated Debt, subject to the rights of the Administrative Agent and the Lenders to receive cash, property or other assets otherwise payable to the Subordinated Lender to the extent set forth in this Section.

2.09. Right to Offset Balances. Each Guarantor agrees that, in addition to (and without any limitation of) any right of set-off, banker’s lien or counterclaim any Lender may otherwise have, each Lender shall be entitled, at its option but only with the prior written consent of the Administrative Agent, to offset balances held by it for the account of such Guarantor at any of its offices, in Dollars or in any other currency, against any Guaranteed Obligations to such Lender from and after the occurrence of an Event of Default (regardless of whether such balances are then due to such Guarantor). Any Lender so entitled shall promptly notify the applicable Guarantor and the Administrative Agent of any offset effected by it; provided that such Lender’s failure to give such notice shall not affect the validity of such offset or the obligations of any Guarantor hereunder or under any other Credit Document.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE GUARANTORS. As of the date hereof and as of the date of each extension of credit by the Lenders, each Guarantor represents to the Administrative Agent and the Lenders that each of the representations and warranties applicable to it under the Credit Agreement are true and correct as if made by such Guarantor. Each Guarantor agrees to comply with and be bound by each of the covenants, agreements and conditions in the Credit Agreement applicable to it as if such Guarantor were a party to the Credit Agreement.

SECTION 4. MISCELLANEOUS PROVISIONS.

4.01. No Waiver. No failure or delay by the Administrative Agent or any Lender in exercising any remedy, right, power or privilege under this Guaranty or any other Credit Document shall operate as a waiver of such remedy, right, power or privilege, nor shall any single or partial exercise of such remedy, right, power or privilege preclude any other or further exercise of such remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege. The remedies, rights, powers and privileges provided by this Guaranty are, to the extent not prohibited by law, cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Credit Documents or by law.

4.02. Notices. All notices, requests, demands, consents, instructions or other communications to or upon the Guarantors or any one of them or the Administrative Agent under this Guaranty shall be in writing and faxed, mailed or delivered, if to the Guarantors or any one of them or to the Administrative Agent, at its respective facsimile number or address set forth below (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (b) when mailed, first-class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when sent by facsimile transmission, upon confirmation of receipt

The Administrative Agent:	Wells Fargo Bank, National Association 3 Palo Alto Square Suite 150 Palo Alto, California 94306 Attention: L. Jamie Riggs Tel. No. (650) 846-2423 Fax No. (650) 493-2053
The Guarantors:	ValueClick, Inc.

30699 Russell Ranch Road
Suite 250
Westlake Village, California 91362
Attention: John Pitstick
Tel. No. (818) 575-4785
Fax No. (818) 575-4503

4.03. Expenses, Etc. Each Guarantor agrees to pay or to reimburse the Administrative Agent and the Lenders for all costs and expenses (including fees and expenses of counsel) that may be incurred by the Administrative Agent or the Lenders in any effort to enforce any of the obligations of the Guarantors under this Guaranty, whether or not any lawsuit is filed, including all such costs and expenses (and attorneys’ fees and expenses) incurred by the Administrative Agent and the Lenders in any bankruptcy, reorganization, workout or similar proceeding. All amounts due under this Guaranty (including under Section 2.01) and not paid when due shall bear interest until paid at a per annum rate equal to the Base Rate plus the highest Applicable Margin for Base Rate Loans plus two percent (2.00%).

4.04. Discharge of Guarantor. If a Guarantor ceases to be a Subsidiary of Borrower as a result of a transaction permitted under the Credit Agreement, the Administrative Agent shall release such Guarantor from its obligations under the Guaranty.

4.05. Amendments, Etc. No amendment, modification, supplement, extension, termination or waiver of any provision of this Guaranty, no approval or consent thereunder, and no consent to any departure by any Guarantor therefrom, may in any event be effective unless in writing signed by the Administrative Agent, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination or waiver shall be binding upon the Administrative Agent, each holder of the Guaranteed Obligations guaranteed hereunder and the Guarantors; and, without the approval in writing of all the Lenders, except as otherwise set forth in the Credit Documents or in Section 4.04 above, no such amendment, modification, supplement, extension, termination, waiver or consent may be effective so as to release any Guarantor from its obligations hereunder; and no such amendment, modification, supplement, extension, termination or waiver may in any event be effective unless in writing signed by each Guarantor who is a party to the Guaranty at the time any such amendment, modification, supplement, extension, termination or waiver is made. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or applicable to any Guarantor or in connection with the Guaranteed Obligations guaranteed hereunder, but each and every term and condition hereof shall be in addition thereto.

4.06. Successors and Assigns. This Guaranty is in favor of the Administrative Agent for the benefit of itself and the Lenders and their respective successors and assigns and, in the event of an assignment of the Loans, Commitments or other amounts payable under the Credit Agreement or the other Credit Documents in accordance with the terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantors and their respective successors and assigns (or, upon the death of a Guarantor, the duly appointed representative, executor or administrator of such Guarantor’s estate) and inure to the benefit of the Administrative Agent and the Lenders and their respective successors and assigns. No Guarantor may assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent. Any attempted assignment or transfer in violation of this Section shall be null and void.

4.07. ENTIRE AGREEMENT. THIS GUARANTY REPRESENTS THE COMPLETE AND FINAL AGREEMENT AMONG THE GUARANTORS AND THE ADMINISTRATIVE AGENT AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS.

4.08. Partial Invalidity. If at any time any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained in this Guaranty shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

4.09. Captions. The table of contents, captions and section headings appearing in this Guaranty are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

4.10. Counterparts. This Guaranty may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Guaranty shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart.

4.11. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

4.12. SUBMISSION TO JURISDICTION. Each of the parties to this Guaranty irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in New York, New York and agrees that any legal action, suit or proceeding arising out of or relating to this Guaranty or any of the other Credit Documents (including, without limitation, any Security Documents) may be brought against such party in any such courts. Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section shall affect the right of any party to commence legal proceedings or otherwise sue any other party in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any other party in any manner authorized by the laws of any such jurisdiction. The Guarantors agree that process served either personally or by registered mail shall, to the extent permitted by law, constitutes adequate service of process in any such suit. Each of the parties to this Guaranty irrevocably waives to the fullest extent permitted by applicable law (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the United States of America; (d) any immunity which it or its assets may have in respect of its obligations under this Guaranty or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Guaranty or any other Credit Document to post security for the costs of any party or to post a bond or to take similar action.

4.13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER CREDIT DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY SECURITY DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTY OR ANY OTHER CREDIT DOCUMENTS.

4.14. Power of Attorney. Each Guarantor hereunder hereby grants to the Borrower an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Guaranty and each other Credit Document, including execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Guarantor hereby explicitly acknowledges that the Administrative Agent has executed and delivered this Guaranty and each other Credit Document to which it is a party, and has performed its obligations under this Guaranty and each other Credit Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this Section.

4.15. Additional Guarantors. If, pursuant to the terms and conditions of the Credit Agreement, the Borrower shall be required to cause any Person that is not a Guarantor to become a Guarantor hereunder, such Person shall execute and deliver to the Administrative Agent a Joinder Agreement in the form of Annex I and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto with the same force and effect as if originally named as a Guarantor herein.

4.16. No Individual Lender Enforcement. By its acceptance hereof, each Lender agrees that this Guaranty may be enforced only by action of the Administrative Agent upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty.

[This Space Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the date first above written.

GUARANTOR(S):

HI-SPEED MEDIA, INC.,
a California corporation

By: /s/ JOHN PITSTICK
Name: John Pitstick
Title: CFO

WEB MARKETING HOLDINGS, LLC,

a Delaware limited liability company

By: /s/ JOHN PITSTICK
Name: John Pitstick
Title: CFO

WEB CLIENTS, LLC

a Delaware limited liability company

By: /s/ JOHN PITSTICK
Name: John Pitstick
Title: CFO

I-DEAL DIRECT INTERACTIVE, LLC,

a Pennsylvania limited liability company

By: /s/ JOHN PITSTICK
Name: John Pitstick
Title: CFO

MEZI MEDIA, INC.

a California corporation

By: /s/ JOHN PITSTICK
Name: John Pitstick
Title: CFO

SEARCH123.COM INC.

a California corporation

By: /s/ JOHN PITSTICK
Name: John Pitstick
Title: CFO

MEDIAPLEX, INC.

a Delaware corporation

By: /s/ JOHN PITSTICK
Name: John Pitstick
Title: CFO

BE FREE, INC.

a Delaware corporation

By: /s/ JOHN PITSTICK
Name: John Pitstick
Title: CFO

COMMISSION JUNCTION, INC.

a Delaware corporation

By: /s/ JOHN PITSTICK
Name: John Pitstick
Title: CFO